EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

FOX VENTURES INC.
2272 West Seventh Avenue
Suite 318
Vancouver, British Columbia
Canada V6K 1Y2

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of FOX VENTURES INC. (the "Company") at a price of $0.10 per Share (the "Subscription Price")

Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Sergei Stetsenko solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Stetsenko.

MAKE CHECK PAYABLE TO: FOX VENTURES INC.

Executed this _____ day of ________________, _______, at _____________________ (Street Address), ___________________ (City), _________________ (State) ________ (Zip/Postal Code).

___________________________________
Signature of Purchaser

___________________________________
Printed Name of Purchaser

___________________________________
Social Security Number/ Tax I.D.

Number of Shares Purchased	Total Subscription Price
_________________________	___________________________

Form of Payment: Cash ____________  Check# ___________  Other ____________

ACCEPTED THIS _____ DAY OF ________________, _______.

FOX VENTURES INC.

BY:__________________________________

Title: _______________________________